ENERGY AGENT AGREEMENT

This Energy Agent Agreement ("Agreement") is made this 4th Day of October 2000 by and between Advantage Energy, Inc., with offices at PO Box 100, W. Route 20, Westfield, NY 14787 [Tel (716) 326-4977 Fax (716) 326-4970] ("Company"), and Royal Energy Corp.,
with offices at 334 Main Street, Port Washington, New York 11050, [Tel (516) 431-5447 Fax (516) 431-8576] ("Agent").

1. RESPONSIBILITIES

     1.1 Independent Contractor. Agent shall be an independent contractor and neither party shall represent itself in a manner contrary to this independent contractor relationship.

     1.2 Agent's Responsibilities. (a) Agent shall solicit prospective customers located in the service territories in Ohio served by First Energy and its subsidiaries and affiliates to enter into written agreements with the Company including the
Electricity Savings Agreement. Any such agreement executed primarily as a result of Agent's efforts is hereinafter referred to as a Covered Agreement.

          (b) Agent shall assist the Company as requested in gathering information on the prospective customer to assist in the determination as to whether or not the Company desires to execute a Covered Agreement with that prospective customer, which determination shall be in the sole discretion of the Company.

          (c) Agent shall assist in collection of past due accounts and providing such other services as are requested from time to time which are necessary and
          proper   for   the       administration   of   customer
          accounts.

     1.3 Facilities and Staff. Agent shall provide for and maintain its own facilities and cover its own expenses.

2. COMPENSATION

     2.1   Commissions.   The  Company  agrees   to   pay   Agent
commissions on the Covered Agreements in accordance with  Exhibit
"A".

     2.2 Non-Competition Compensation. As compensation for the non-competition agreement contained in Section 3, Company agrees to pay Agent as follows:

         (a)   During  the  first twelve month  period  following
          the Termination Date, a commission of twenty (20%) percent of Net Profits (as defined in Exhibit A) on each Covered Agreement in its initial term and ten (10%) percent of Net Profits on each Covered Agreement in a renewal term.

          (b) During the second twelve month period following the Termination Date, a commission of ten (10%) percent of Net Profits for each Covered Agreement in its initial term and five (5%) percent of Net Profits for each Covered Agreement in a renewal term.

2.3 Benefits. Agent shall not be entitled to participate in or receive any employment benefits of the Company pursuant to any employee benefit plans of the Company as such plans may be modified from time to time.

2.4 Taxes. Agent shall be responsible for the payment of any and all local, state and federal taxes, or other fees, imposed on the amounts paid to Agent hereunder.

3. NON-COMPETITION

          (a) Agent shall not contact any Customer or compete with the Company or its affiliates in any manner, directly or indirectly, throughout the course of this agreement and for one (1) year following the later of the termination of this Agreement or after Agent is no longer receiving any compensation under the terms of this Agreement.

          (b) Agent will neither solicit, offer to employ or employ, directly or indirectly on behalf of himself, any other person, partnership, firm or entity any employee, Agent or independent contractor of the Company or it affiliates who is or has been an employee, Agent or independent contractor of the
          Company  or its affiliates at any time during  the  one
          (1)   year   period  preceding  termination   of   this
          Agreement.

For purposes of this Section 3, a "customer" is any user of electricity which at any time during the twelve (12) month period prior to the Termination Date (i) has been a customer of the Company or (ii) has been solicited by Agent as a prospective customer.

4. CONFIDENTIALITY

All information acquired by Agent with respect to the Company or customers or potential customers shall remain confidential and proprietary to the Company (the "Confidential Information"). Other than information required to be disclosed by a government agency or shown to the customer and used by Agent to solicit and service customers, Agent shall not reveal or divulge to any third party any information or any documents which come into Agent's possession as a result of, in connection with, or with respect to the Company or any Customer.

5. TERM and TERMINATION

This Agreement shall be for a term of two (2) years from the date hereof; and shall automatically renew for consecutive one (1) year periods unless either party advises to the contrary by written notice at any time that is at least 120 days before the expiration of this Agreement.

The Company may terminate Agent for failure to adhere to established policies and procedures and/or for acting in an unprofessional, unethical or illegal behavior.

6. MISCELLANEOUS

     6.1 Choice of Laws. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within New York State, and without regard to the conflicts of laws principles thereof.

     6.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the services of Agent to Company.

     6.3 Modifications in Writing. Any and all modifications or amendments of this Agreement must be in writing and duly executed by the parties hereto.

     6.4 Non-Assignment. Neither party may assign or transfer its interest in or obligations under this Agreement without the express written consent of the other party, which consent shall not be unreasonably withheld. Any sale or transfer of a substantial portion of the Company's assets or change in control of the Company shall be conditioned upon the transferee taking assignment of the Company's rights and obligations under this Agreement.

     6.5 Severability. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

IN WITNESS WHEREOF, Company and Agent have duly executed and delivered this Agreement as of the date first written above.

ADVANTAGE ENERGY, INC. ("Company")            ROYAL ENERGY CORP.
("Agent")


By: ____________________________             By:_________________
Name: Jody Spaeth                            Name: John N.O'Brien
Title: Vice President of Sales               Title: President

                                             Tax ID.#11-3567435

                            EXHIBIT A

  EXHIBIT  "A"  to  the  Energy Agent Agreement  by  and  between
Advantage  Energy,  Inc.  ("Company")  and  Royal  Energy   Corp.
("Agent").

A. Compensation on Each Covered Agreement.

     1.    The  Commission  will be (i) 33%  of  the  Net  Profit
     during  Year  1, (ii) 25% of the     Net Profit during  Year
     2, and (ii) 20% of the Net Profit during all Renewal Terms.

          Year 1 is the initial twelve months of the Covered Agreement. Year 2 is the thirteen through twenty-four months after commencement of service of the Covered Agreement. Renewal Terms are all periods following Year 2 that a customer continues to take service from the Company.

          Net Profit is each Customer's actual consumption times the Margin. The Margin is the sales price per kWh minus the Cost of Power per kWh.

          Cost of Power shall include, but is not limited to:

          All  costs  imposed  by the Local Distribution  Company
          (LDC) and other transporting entities, including power/gas replacement costs relating to balancing and other associated transportation costs required to receive and deliver electricity/natural gas to the Customer, and

          All federal, state, and local taxes (i.e. production related, transmission related, etc.) other than income taxes associated with or created by the purchase and sale of the power/gas, and

          Reasonable Cost of Letters of Credit and other payment security attributable to Cover Agreement customers only, and

          Reasonable   Costs  of  hedging  where  applicable   to
          Covered Agreement customers only.

     2. On any transaction where an officer of the Company provides material assistance to the Agent to close the sale, the Commission to the Agent may upon mutual agreement between the Agent and the Company, prior to
     submitting customer      proposal, be reduced by 50%.

     3. Commissions will be paid on a monthly basis, no later than thirty days after the end of the month in which the
     Company  invoiced the customer. For each       customer,  no
     commission will be due from the Company to the Agent until payment is received from such customer.

                  ADDENDUM TO ENERGY AGENT AGREEMENT

     This Addendum to the Energy Agent Agreement (the "Agreement") by and between Advantage Energy, Inc. ("Company"), and Royal Energy Corp. ("Agent") is made this 4th Day of October 2000.

1.    All provisions of the Agreement not modified by the terms of this
Addendum shall remain    unchanged and in full force and effect.

2. Agent shall have the right to solicit customers using the Company's name, brand and trademark. Subject to the Company's prior written approval, which shall not be unreasonably withheld or delayed, Agent shall have the right to develop its own marketing materials at Agent's expense.

3. Notwithstanding the provisions of paragraph 6.4 of the Agreement, either party may, subject to the non-assigning party's written consent, which shall not be unreasonably withheld or delayed, assign this Agreement to an affiliate formed for the sole purpose of doing business in Ohio.

4. In the event the Company begins to sell natural gas to any of the customers obtained by the Agent under the Agreement, all provisions of this Agreement apply to the relationship and terms between the parties herein, and the Company shall pay the Agent the same commission (with respect to a percentage of Net Profits) that the Agent would have received for electricity sales to the same customer except that, in the definition of Margin, kwh is replaced with mcf.

5. Upon the execution of the Agreement and this Addendum by the Company and Agent, the Agent hereby grants the Company an option to purchase a ten (10%) percent common stock equity interest in the Agent at the purchase price equal to par value ($.001) of the Agent's common stock multiplied by the number of shares purchased. The 10% will be determined using the number of issued and outstanding shares of common stock as of the execution of this Agreement. The option will not be vested for a period of one year from the date of this Agreement and only if this Agreement has not been terminated.

6. The Company represents that it will diligently (a) apply for, obtain and maintain a license (and all other necessary approvals) to market electricity in Ohio and (b) enter into, and keep in full force and effect, any agreements necessary to sell electricity at retail within the service territories in Ohio served by First Energy and its subsidiaries and affiliates, including but not limited to agreements with wholesale suppliers. In addition, the Company shall maintain the minimum credit criteria, funding, office staff and infrastructure customarily necessary to serve the customers. [Neither party is responsible for consequential damages under this provision].

7. At all times during the term of this Agreement, the Company shall not offer better pricing and other terms to potential customers within the service territories in Ohio served by First Energy and its subsidiaries and affiliates, then the pricing and other terms being offered by Agent on behalf of the Company.

IN WITNESS WHEREOF, Company and Agent have duly executed and delivered this Addendum as of the date first written above.

ADVANTAGE ENERGY, INC. ("Company")            ROYAL ENERGY CORP.
("Agent")

By: ____________________________             By:_______________________
Name: Jody Spaeth                            Name: John N. O'Brien
Title: Vice President of Sales               Title: President

                            AGREEMENT

      The Energy Agent Agreement ("EAA") dated, October 4, 2000 between Advantage Energy Inc. and Royal Energy Coup is amended by this Agreement.

       Paragraph 1.2. and all other parts of the agreement specifying service territories covered by the EAA shall be amended to include the service territory of Cincinnati Gas and Electric.

      No other aspects of the EAA are in any way modified by this amendment.

ADVANTAGE ENERGY, Inc.                  ROYAL ENERGY CORP.


________________________                ________________________
Jody Spaeth, V.P. of Sales              John O'Brien,  President